Product supplement B To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 Dated October 10, 2006 Rule 424(b)(2)

Deutsche Bank AG

Performance Securities Linked to an Index or Exchange Traded Fund, or a Basket of Indices and/or Exchange Traded Funds

General

•    Deutsche Bank AG may offer and sell securities linked to an index or exchange traded fund, or a basket of indices and/or exchange traded funds, which may include an index created by Deutsche Bank AG or one of its affiliates, from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate underlying supplement, term sheet or pricing supplement, as the case may be, will describe the index, exchange traded fund, or the basket of indices and/or exchange traded funds, and the terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•    The securities are senior unsecured obligations of Deutsche Bank AG.

•    Payment on the securities is linked to an index, exchange traded fund, or a basket of indices and/or exchange traded funds, as described below.

•    For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•    The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts, if any, will be specified in the relevant pricing supplement.

•    Investing in the securities is not equivalent to investing in any index, exchange traded fund, basket or any of the components underlying the foregoing.

•    The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 5 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related underlying supplement or pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. In addition, the securities are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

Deutsche Bank AG

August 13, 2009

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, any relevant underlying supplement, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, any relevant underlying supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, any relevant underlying supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus, any relevant underlying supplement or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus, any relevant underlying supplement or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus, any relevant underlying supplement and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement and/or underlying supplement will describe the index, exchange traded fund, or basket of indices and/or exchange traded funds to which the securities will be linked and the terms that apply specifically to the securities, including the payment at maturity and any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The term “security” refers to one security of our Performance Securities Linked to an Index or Exchange Traded Fund, or a Basket of Indices and/or Exchange Traded Funds.

What are the securities?

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an index (in such case, an “Index”), an exchange traded fund (in such case, the “Fund”), or a basket of indices and/or exchange traded funds (in such case, the “Basket”). An “Underlying” is an Index or Fund, as specified in the relevant pricing supplement. The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

We will not make coupon payments on the securities, and the securities do not guarantee the return of your initial investment at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Underlying or Basket over or during the term of the securities and other potential factors, each of which, to the extent applicable, will be described in the relevant pricing supplement. These additional factors may include any of the following:

•	a buffer level (a level of downside protection against negative performance of the Underlying or Basket, as specified in the pricing supplement);

•	a barrier level or a trigger level (each a specified level of the Underlying or Basket, as applicable, that when crossed during the observation period affects the payment at maturity;

•	a maximum return (a cap on the payment at maturity);

•	a participation rate (a multiplier applied to the performance of the Underlying or Basket); and/or

•	a rebate (a specified percentage of the face amount of the securities that may be paid at maturity, as specified in the pricing supplement).

Any payment you will receive at maturity will be described in the relevant pricing supplement and will be based on the performance of the Underlying or Basket over the term of the security by comparing the level of the Underlying or Basket, as applicable, prior to the day of issuance of the securities, or another level as specified in the relevant pricing supplement (the “Initial Level”, which could be an Initial Index Level, Initial Fund Level or Initial Basket Level, as specified in the relevant pricing supplement) with the level of the Underlying or

Basket, as applicable, on one or more valuation dates falling prior to the maturity date of the securities (the “Final Level”, which could be a Final Index Level, Final Fund Level or Final Basket Level, as specified in the relevant pricing supplement). The pricing supplement may provide that the Initial Level may be determined on a date later than the trade date. For example, the Initial Level might be determined by reference to the lowest level or the average level of the Underlying or Basket during a specified period. The actual days for determining the Initial Level and Final Level, and the formula for calculating the payment at maturity will be described in the relevant pricing supplement. In addition, the securities may also base your payment at maturity on the performance of the Underlying or Basket during the term of the securities including, for example, on whether the level of the Underlying or Basket, as applicable, falls below a specified level. Unless otherwise specified in the relevant pricing supplement, the securities will not make any payments prior to maturity.

The securities may also specify some method by which your initial investment is protected against certain declines in the level of the Underlying or Basket. In no event however, will your initial investment be unconditionally protected against a decline in the Underlying or Basket, as applicable, over the term of the security.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency. In addition, the securities are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations. Any payment at maturity is subject to our creditworthiness.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Company or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The maturity date for the securities will be set forth in the relevant pricing supplement and is subject to adjustment if such day is not a business day or if the date on which we determine the Final Level is postponed, as described below.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Specific Terms Will Be Described in the Relevant Pricing Supplement

The specific terms of the securities, including the formula for calculating the payment at maturity, will be described in the relevant pricing supplement. The terms described in that document supplement those described in this product supplement and in the accompanying prospectus supplement and prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

Any relevant pricing supplement, including any free writing prospectus, should be read in connection with this product supplement, the accompanying prospectus supplement and the prospectus.

What are some of the risks of the securities?

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying or Basket, as applicable, or any of the components underlying the Underlying or Basket. These risks are explained in more detail in the “Risk Factors” section.

Hypothetical Payment Amounts on Your Securities

The relevant pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your securities at maturity and the cash payment that could be delivered for each of your securities on the maturity date, based on a range of hypothetical performances of the Underlying or Basket and on various key assumptions shown in the relevant pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing levels of the Underlying or Basket could have on your payment at maturity, as calculated in the manner described in the relevant pricing supplement. Such hypothetical table, chart or calculation will be based on closing levels for the Underlying or Basket that may not be achieved on the relevant dates of valuation or during the term of the securities and on assumptions regarding terms of the securities that will not be set until the trade date.

As calculated in the relevant pricing supplement, the hypothetical payment amounts on your securities on the maturity date may bear little or no relationship to the actual market value of your securities on that date or at any other time, including any time you might wish to sell your securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your securities might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest directly in the Underlying or Basket, or the components underlying the Underlying or Basket.

We describe various risk factors that may affect the market value of the securities under “Risk Factors” in this product supplement.

We cannot predict the performance of the Underlying or Basket for your securities. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your securities at maturity, nor should it be viewed as an indication of the financial return on your securities or of how that return might compare to the financial return if you were to invest directly in the Underlying or Basket, or the components underlying the Underlying or Basket.

RISK FACTORS

Your investment in the securities involves certain risks. We will not make coupon payments on the securities and the securities do not guarantee the return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Underlying or Basket, or any of the components that may underlie the Underlying or Basket. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

We will not make coupon payments on the securities and the securities do not guarantee the return of your initial investment at maturity.

We will not make coupon payments on the securities and the securities may not return any of your initial investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the relevant pricing supplement, and the amount payable at maturity will be linked to the performance of the Underlying or Basket. This amount, if any, may depend on whether, and the extent to which, the Underlying or Basket, as applicable, performs positively or negatively over the term of the securities and may also depend on the performance of the Underlying or Basket during the term of the securities. Although your investment may be partially or contingently protected against a decline in the Underlying or Basket, as applicable, as further described in the pricing supplement, your investment will never be unconditionally protected against any decline in the Underlying or Basket. Moreover, certain securities may expose your initial investment to all declines in the Underlying or Basket, without any partial or contingent protection. Accordingly, you could lose your entire initial investment.

Any payment on the securities is subject to our ability to pay our obligations as they become due.

The securities are senior unsecured debt obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness will affect the market value of the securities, and in the event we were to default on our obligations you may not receive any amount owed to you under the terms of the securities.

Your return on the securities, if any, generally will not reflect any payments made with respect to any component that may underlie the Underlying or Basket.

Your return on the securities, if any, will not reflect the return you would realize if you actually owned the components that underlie the Underlying or Basket and received any payments made with respect to such components. This is because the Calculation Agent will calculate the amount payable to you at maturity of the securities by reference to the Initial Level and Final Level and, potentially, the levels of the Underlying or Basket, as applicable, during the term of the securities. These levels reflect the performance of the Underlying or Basket without taking into consideration any payments made with respect to any component of the Underlying or Basket.

There are certain indices, generally referred to as total return indices, that include dividend distributions in the return of the index. If the Index or any Index included in a Basket is described as a total return index with 100% dividend reinvestment, the distributions paid on the securities or other assets included in the Index or any Index included in a Basket are deemed to be reinvested in the Index or such Index included in a Basket, so that the level of the Index or Basket would include such distributions.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in any secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Final Level may be less than the closing level on the maturity date of the securities or at other times during the term of the securities.

Because the Final Level may be calculated based on the closing level of the Underlying or Basket on one or more dates near the end of the term of the securities, the closing level of the Underlying or Basket on the maturity date or at other times during the term of the securities, including dates on which levels are taken for the purpose of your payment at maturity, could be higher than the Final Level. This difference could be particularly large if there is a significant increase in the level of the Underlying or Basket after the final date used for the purpose of the Final Level, if there is a significant decrease in the level of the Underlying or Basket around the time of the valuation date(s) or if there is significant volatility in the Underlying or Basket during the term of the securities (especially on dates near the valuation date(s)). For example, when the valuation date for the securities is near the end of the term of the securities, if the level of the Underlying or Basket increases or remains relatively constant during the initial term of the securities and then decreases below the Initial Level, the Final Level may be significantly less than if it were calculated on a date earlier than the valuation date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the Underlying or Basket, any component underlying the Underlying or Basket, or contracts relating to the Underlying or Basket for which there is an active secondary market. Even if the level of the Underlying or Basket increases during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the level of the Underlying or Basket to increase while the market value of the securities declines, because the market value of the securities will not be influenced solely by changes in the level of the Underlying or Basket.

The Initial Level of the Underlying or Basket may be determined on a date later than the trade date.

If so specified in the relevant pricing supplement, the Initial Level of the Underlying or Basket may be determined on a date or dates after the trade date. For example, the applicable pricing supplement may specify that the Initial Level will be determined based on the lowest level or the average level for such Underlying or Basket during the period from the trade date to a specified lookback date. As a result, if the applicable pricing supplement so specifies, you will not know the Initial Level until a date later than the trade date.

The securities are not designed to be short-term trading securities.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the Underlying or Basket has appreciated over the elapsed term of the securities. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading securities, are held to maturity.

The return for the securities will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect an Underlying or Basket whose underlying components are traded in currencies other than the U.S. dollar.

Although the components underlying an Underlying or Basket may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Underlying or Basket, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the components underlying the Underlying or Basket are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return for the securities. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures described in this product supplement and the relevant pricing supplement.

The securities may be subject to currency exchange risk.

Because the prices of the components underlying any Underlying or Basket may be converted by the sponsor of the Index into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the Index or Fund, holders of the securities may be exposed to currency exchange rate risk with respect to each of the countries represented in any such Index or Fund. An investor’s net exposure will depend on the extent to which the currencies of the components underlying any such Index or Fund strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the respective component currencies, the value of any such Index or Fund may be adversely affected, and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the level of the Underlying or Basket on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the level of the Underlying or Basket. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Underlying or Basket;

•	the time to maturity of the securities;

•	the market price and the dividend rate, if applicable, on the components underlying the Underlying or Basket;

•	interest and yield rates in the market generally as well as in the markets of the components underlying the Underlying or Basket;

•

economic, financial, political, regulatory or judicial events that affect the components underlying the Underlying or Basket, or financial markets generally and which may affect the closing level of the Underlying or Basket on any valuation date;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the Underlying or Basket;

•	the composition of the Underlying or Basket, and any changes to the components underlying them;

•	supply and demand for the securities; and

•	our creditworthiness, including actual and anticipated downgrades in our credit ratings.

If the level of the Underlying or Basket declines, you may lose some of your investment.

You cannot predict the future performance of the Underlying or Basket based on its historical performance. The value of the Underlying or Basket may decrease such that you may not receive any return of your investment at maturity.

In the case of securities linked to a Basket, the Underlyings included in the Basket may not be equally weighted.

The securities may be linked to a Basket of Underlyings composed of more than one Index and/or Fund. Each such Underlying may have a different weight in determining the value of the Basket, depending on the component weightings specified in the relevant pricing supplement. For example, for a Basket composed of four components, the relevant pricing supplement may specify that the weighting of the four Underlyings will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the Underlyings is that if a higher-weighted Underlying performs poorly and a lower-weighted Underlying performs well, the closing level of the Basket will reflect the poor performance of the higher-weighted Underlying more than it reflects the strong performance of the lower-weighted Underlying, which may have an adverse effect on the value of the securities.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity will be based on the full face amount of your securities as described in the relevant pricing supplement, the original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

The sponsor of the relevant Index or an Index included in a Basket may adjust the relevant Index in ways that affect its level, and the sponsor has no obligation to consider your interests.

The sponsor of the relevant Index or an Index included in a Basket (the “Sponsor”) is responsible for calculating and maintaining the relevant Index. The Sponsor can add, delete or substitute the components underlying the relevant Index or make other methodological changes that could change the level of the relevant Index. You should realize that the changing of components included in the relevant Index may affect the relevant Index as a new or different component may perform significantly better or worse than those it replaces. Additionally, the Sponsor may alter, discontinue or suspend calculation or dissemination of the relevant Index. Any of these actions could adversely affect the value of the securities. The Sponsor has no obligation to consider your interests in calculating or revising the relevant Index.

We may not control the components that underlie an Underlying or Basket.

Except as we may otherwise describe in the relevant pricing supplement, we may not be affiliated with the Sponsor or any of the components underlying an Underlying or Basket. As a result, we will have no ability to control the actions of such Sponsor or such components underlying an Underlying or Basket, including actions that could affect the value of the components underlying the Underlying or Basket, or your securities. Except as otherwise described in the relevant pricing supplement, none of the money you pay us will go to the Sponsor or any company that may be a component underlying an Underlying or an Underlying included in a Basket. Neither the Sponsor nor any company underlying an Underlying an Underlying included in a Basket will be involved in the offering of the securities in any way. Neither those companies nor the Sponsor will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities.

You will not have voting rights or rights to receive dividends or other payments made in respect of any component of the Underlying or Basket.

As a holder of the securities, you will not have voting rights or rights to receive any payments with respect to the components of the Underlying or an Underlying included in a Basket that holders of the components underlying the Underlying or Basket would have.

We or our affiliates may have adverse economic interests to the holders of the securities.

Deutsche Bank AG and its affiliates trade the components underlying the Underlying or Basket, and other financial securities related to the Underlying or Basket and their components on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and its affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial securities linked to the Underlying or Basket. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial securities, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Underlying or Basket and, accordingly, could affect the value of the securities and the amount, if any, payable to you at maturity.

We or our affiliates may also act as the Sponsor of an Index that is an Underlying or an Underlying in a Basket. In this role, we or our affiliates may exercise discretion, as in rebalancing an Index that is an Underlying or an Underlying in a Basket during the term of the securities.

In the case of an Index or an Index that is an Underlying or an Underlying in a Basket with stock components, we or our affiliates may currently or from time to time engage in business with companies whose stock may be included in such Underlying, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you.

In addition, one or more of our affiliates may publish research reports or otherwise express views about the components underlying the Underlying. Any prospective purchaser of securities should undertake an independent investigation of each component included in the Underlying as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the level of the Underlying or Basket, or the components underlying the Underlying or Basket. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the components underlying the Underlying or Basket and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the Calculation Agent (as discussed below in “General Terms of the Securities—Calculation Agent.”) The Calculation Agent will determine all values relevant for calculating the payment at maturity. The Calculation Agent will also be responsible for determining whether a market disruption event has occurred, whether an Index or Fund included as an Underlying in a Basket has been discontinued and whether there has been a material change in the method of calculation of the Underlying or Basket. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch as the Calculation Agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the closing level of the Underlying or Basket on any relevant date and calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase for investment certain of the securities. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment of the securities as prepaid financial contracts, as described in the section of this product supplement entitled “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. As described in “Certain U.S. Federal Income Tax Consequences,” in December 2007, the Department of the Treasury (“Treasury”) and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the December 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus, any relevant underlying supplement and the relevant pricing supplement. The term “security” refers to one security of our Performance Securities Linked to an Index or Exchange Traded Fund, or a Basket of Indices and/or Exchange Traded Funds.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to one or more underlying indices (an “Index”) or funds (a “Fund”) or basket of Indices and/or Funds (in such case, the “Basket”). An “Underlying” is an Index or Fund, as specified in the relevant pricing supplement. The securities are a series of notes referred to in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

We will not make coupon payments on the securities and the securities do not guarantee the return of your initial investment at, or prior to maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Underlying or Basket over or during the term of the securities and other potential factors, each of which, to the extent applicable, will be described in the relevant pricing supplement. These additional factors may include any of the following:

•	a buffer level (a level of downside protection against negative performance of the Underlying or Basket);

•	a barrier level or a trigger level (each a specified level of the Underlying or Basket, as applicable, that when crossed during the observation period affects the payment at maturity);

•	a maximum return (a cap on the payment at maturity);

•	a participation rate (a multiplier applied to the performance of the Underlying or Basket); and/or

•	a rebate (a specified percentage of the face amount of the securities that may be paid at maturity, as specified in the pricing supplement).

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency. In addition, the securities are not guaranteed under the Federal Deposit Insurance Company’s Temporary Liquidity Guarantee Program.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations. Any payment at maturity is subject to our creditworthiness.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Corporation (“DTC”) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document should be read as supplementing those described herein, in the relevant underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein, in the relevant underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Payment at Maturity

Any payment you will receive at maturity will be described in the relevant pricing supplement and will be based on the performance of the Underlying or Basket over the term of the security by comparing the level of the Underlying or Basket, as applicable, prior to the day of issuance of the securities, or another level as specified in the relevant pricing supplement (the “Initial Level”, which could be an Initial Index Level, Initial Fund Level or Initial Basket Level, as specified in the relevant pricing supplement) with the level of the Underlying or Basket, as applicable, on one or more valuation dates falling prior to the maturity date of the securities (the “Final Level”, which could be a Final Index Level, Final Fund Level or Final Basket Level, as specified in the relevant pricing supplement). The pricing supplement may provide that the Initial Level may be determined on a date later than the trade date. For example, the Initial Level might be determined by reference to the lowest level (the “optimal entry level”) or the average level (the “average entry level”) of the Underlying or Basket during a specified period. The actual days for determining the Initial Level and Final Level, and the formula for calculating the payment at maturity will be described in the relevant pricing supplement. In addition, the securities may also base your payment at maturity on the performance of the Underlying or Basket during the term of the securities including, for example, on whether the level of the Underlying or Basket as applicable falls below a specified level. Unless otherwise specified in the relevant pricing supplement, the securities will not make any payments prior to maturity. The securities may also specify some method by which your initial investment is protected against certain declines in the level of the Underlying or Basket. In no event however, will your initial investment be unconditionally protected against a decline in the Underlying or Basket as applicable, over the term of the security.

Certain Defined Terms

Each term listed below has the meaning given to it for the purpose of this product supplement and the relevant pricing supplement, unless the context otherwise requires or the relevant pricing supplement gives the term a different meaning.

Averaging Dates means the dates specified in the relevant pricing supplement.

Business Day means unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Closing Level means:

(a)	for an Index, the closing level of such Index on the relevant date of calculation;

(b)	for a Fund, the Closing Price of one share of the Fund on the relevant date of calculation, multiplied by the then current Share Adjustment Factor applicable to the Fund; and

(c)	for a Basket, the closing level of the Basket, calculated in accordance with the formula set forth in the relevant pricing supplement, on the relevant date of calculation.

Closing Price for one share of a Fund on any Trading Day means:

•

if the Fund is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price for one share of the Fund, regular way, of the principal trading session on such day on the principal U.S. national securities exchange registered under the Exchange Act, on which the Fund is listed or admitted to trading,

•

if the Fund is listed or admitted to trading on any U.S. national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price for one share of the Fund of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board operated by the Financial Institution Regulatory Authority on such day, or

•

if the Fund is not listed or admitted to trading on any U.S. national securities exchange but is included in the OTC Bulletin Board, the last reported sale price for one share of the Fund of the principal trading session on the OTC Bulletin Board on such day.

Common Trading Day means a day that is a Trading Day for all Underlyings included in a Basket.

Face Amount of the Securities (or “Face Amount”) means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Basket Level means the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Basket on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Fund Level means the Closing Level of the Fund on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Fund on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Index Level means the Closing Level of the Index on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Index on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement.

Final Level means one of the following, as applicable:

•	Final Basket Level

•	Final Index Level

•	Final Fund Level

Final Valuation Date means the date specified in the relevant pricing supplement.

Index Business Day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, United Kingdom.

Initial Basket Level means the Closing Level of the Basket on the trade date (the trade date will be specified in the relevant pricing supplement), or such other level as specified in the relevant pricing supplement.

Initial Fund Level means the Closing Level of the Fund on the trade date, or such other level as specified in the relevant pricing supplement.

Initial Index Level means the Closing Level of the Index on the trade date, or such other level as specified in the relevant pricing supplement.

Initial Level means one of the following, as applicable:

•	Initial Basket Level

•	Initial Index Level

•	Initial Fund Level

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Relevant Exchange means, for each Underlying or Underlying included in a Basket or for a Fund separately, the primary organized exchanges or markets of trading for (i) any security then included in, or, for a Fund, any security issued by, such Underlying or Underlying included in a Basket, or (ii) any futures or options contract or fund related to such Underlying or Underlying included in a Basket or to any security then included in, or, for a Fund, any security of, such Underlying or Underlying included in a Basket.

Share Adjustment Factor for each Underlying or Underlying included in a Basket that is a Fund means, unless otherwise specified in the relevant pricing supplement, 1.0, subject to adjustments as described under “— Anti-dilution Adjustments for Funds” below.

Trade Date means the date specified in the relevant pricing supplement.

Trading Day means, for each Underlying or Underlying included in a Basket separately or for a Fund, a day, as determined by the Calculation Agent, on which trading is generally conducted on each Relevant Exchange for the Underlying or Underlying included in a Basket.

Adjustments to Valuation Dates

A Valuation Date(s) is any Final Valuation Date, Averaging Date, Trade Date or other date specified in the pricing supplement on which a Closing Level is required and is subject to adjustment as described below.

Upon an adjustment, the Maturity Date or any other date (such as a redemption date, if applicable) on which a payment is made to the holder of the securities based on the value of an Underlying or Basket on a Valuation Date (together with a Maturity Date, a “Payment Date”) will be adjusted as well. Payment Dates will also be adjusted if they are not business days.

For Underlyings or Underlying included in a Basket, the following adjustments will be made for Market Disruption Events and non-Trading Days or non-Common Trading Days, as applicable.

If:

(a)	a Valuation Date is not a Trading Day or, for a Basket, a Common Trading Day; or

(b)	a Market Disruption Event for an Underlying or any Underlying included in a Basket occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for the Underlying or the Basket, as applicable, will be postponed to the immediately succeeding Trading Day, or, for a Basket, Common Trading Day, on which no Market Disruption Event for an Underlying or any Underlying included in a Basket occurs or is continuing. The Valuation Date will not be postponed later than the tenth scheduled Trading Day or, for a Basket, scheduled Common Trading Day, after the Valuation Date (the “Tenth Day”).

If:

(a)	the Tenth Day is not a Trading Day, or, for a Basket, a Common Trading Day; or

(b)	a Market Disruption Event for an Underlying or any Underlying included in a Basket occurs or is continuing on the Tenth Day,

then, on the Tenth Day the Calculation Agent will determine the Closing Level of,

(x)	the Underlying; or

(y)	any Underlying included in a Basket for which the Tenth Day is not a Trading Day or for which a Market Disruption Event occurs or is continuing on the Tenth Day (a “disrupted Underlying included in a Basket”), using the formula for, and method of calculating, the Closing Level last in effect prior to the commencement of the Market Disruption Event or initial non-Trading Day for the Underlying or each disrupted Underlying included in a Basket, using the closing level of each constituent of the Underlying or Underlying included in a Basket (or, if trading in the relevant constituents has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing level that would have prevailed but for such suspension or limitation or non-Trading Day) on the Tenth Day, and/or, for a Fund, and at the Calculation Agent’s discretion, the mean, as determined by the Calculation Agent, of the bid prices for shares of the Fund on the Tenth Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. (Bids of Deutsche Bank Securities Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.)

For a Basket, the Calculation Agent will then calculate the Closing Level for the Basket using:

(a)	for non-disrupted Underlyings included in a Basket, the published Closing Levels of such Underlyings included in a Basket on the Tenth Day; and

(b)	for disrupted Underlyings included in a Basket, the Calculation Agent’s determination of the Closing Levels of such Underlyings included in a Basket.

Consequences for Adjustments to Valuation Dates

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed.

Market Disruption Events

With respect to an Underlying or Underlying included in a Basket, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence of continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•

for an Underlying or Underlying included in a Basket which is a Fund, the occurrence or existence of a suspension, absence or material limitation of trading in shares of the Fund on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the Fund shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Underlying or Underlying included in a Basket (or the relevant successor Underlying or Underlying included in a Basket) or an index which underlies a Fund (or its relevant successor) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Underlying or Underlying included in a Basket (or the relevant successor Underlying or Underlying included in a Basket) or an index which underlies a Fund (or its relevant successor) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Underlying or Underlying included in a Basket (or the relevant successor Underlying or Underlying included in a Basket) or an index which underlies a Fund (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying or Underlying included in a Basket (or the relevant successor Underlying or Underlying included in a Basket) or an index which underlies a Fund (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Underlying or Underlying included in a Basket (or the relevant successor Underlying or Underlying included in a Basket) or an index which underlies a Fund (or its relevant successor) shall be based on a comparison of:

•

the portion of the level of the Underlying or Underlying included in a Basket (or the relevant successor Underlying or Underlying included in a Basket) or an index which underlies a Fund (or its relevant successor) attributable to that security, relative to

•

the overall level of the Underlying or Underlying included in a Basket (or the relevant successor Underlying or Underlying included in a Basket) or an index which underlies a Fund (or its relevant successor), in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Index by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Index; and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Underlying or Underlying included in a Basket are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Discontinuation of an Index; Alteration of Method of Calculation

If the Sponsor of an Index discontinues publication of the Index and the Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for the Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the Closing Level of the Index for such date. The Closing Level of the Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index, or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index, or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index, or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index, or a Successor Index, or the level thereof, is changed in a material respect, or if the Index, or a Successor Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index, or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Closing Level of the Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Closing Level with reference to the Index, or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index, or a Successor Index, is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the Calculation Agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Fund is liquidated or otherwise terminated (a “Liquidation Event”), then any level of the Fund required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of the index which the Fund seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Fund was available.

If the Sponsor of the Tracked Index discontinues publication of the Tracked Index and the Sponsor or another entity publishes a successor or substitute index that the Issuer, as the

Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent closing level following a Liquidation Event will be determined by reference to the published value of such Successor Tracked Index at the regular weekday close of trading on any Trading Day on which the closing level is relevant to the payment at maturity.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Sponsor discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and the Issuer, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments for Funds

Share Splits and Reverse Share Splits

If the shares of a Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of shares which a holder of one share of a Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Fund is subject to a share dividend, i.e., an issuance of additional shares of a Fund that is given ratably to all or substantially all holders of shares of a Fund, then, once the dividend or distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of a Fund.

Non-cash Distributions

If a Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a Fund to all or substantially all holders of shares of a Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)	a fraction, the numerator of which is the Current Market Price of one share of a Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Fund means the arithmetic average of the closing prices of one share of a Fund for the ten Trading Days prior to the Trading Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first Trading Day on which transactions in the shares of a Fund trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a Fund by an amount equal to at least 10% of the closing price of a Fund on the first Trading Day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)	a fraction, the numerator of which is the Closing Price of a Fund on the Trading Day before the ex-dividend date and the denominator of which is the amount by which that Closing Price exceeds the extraordinary dividend amount.

Calculation Agent

Deutsche Bank AG, London Branch will act as the Calculation Agent. The Calculation Agent will determine all values and levels required for the purposes of the securities whether there has been a market disruption event or a discontinuation of the Underlying or Basket and whether there has been a material change in the method of calculating the Underlying or Basket. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the levels of Underlyings or the Basket will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be determined by the Calculation Agent and shall be an amount in cash equal to the amount payable at maturity per security as described under the caption “General Terms of Securities — Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the applicable pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences of ownership and disposition of the securities.

The following discussion only applies to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly retroactively. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or any individual non-U.S. investor who is present in the United States for 183 days or more in a taxable year in which the investor’s securities are sold or retired.

In addition, we will not attempt to ascertain whether any entity included in or constituting an Underlying or a component underlying a Basket would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If one or more such entities were so treated, adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of the securities. You should refer to information filed with the SEC or the equivalent government authority by such entities and consult your tax adviser regarding the possible consequences to you if such an entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Unless otherwise indicated in the relevant pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment of the securities will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Unless otherwise provided in the applicable pricing supplement and assuming the treatment of the securities described above is respected, the following are certain material U.S. federal income tax consequences of the ownership and disposition of the securities under current law.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities generally should equal the amount you paid to acquire them. This gain or loss generally should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year, subject to the potential application of the “constructive ownership” regime, discussed below. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issuance to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though no cash would be received on the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would generally be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Alternatively, in a case where a “pass-thru entity” (such as a Fund) is an Underlying, or a component underlying a Basket, the securities could be treated as subject to the “constructive ownership” regime of Section 1260 of the Code, in which case the tax consequences of sale, exchange or retirement of the securities could be affected materially and adversely. If a security were treated in whole or in part as a “constructive ownership transaction,” as defined in Section 1260, all or a portion of any long-term capital gain you would otherwise recognize on a sale, exchange or retirement of the securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying pass-thru entity at the inception of the constructive ownership transaction and selling that investment on the date the constructive ownership transaction is closed (i.e., at maturity or earlier disposition). Assuming Section 1260 were to apply to a security, it is unclear how the net underlying long-term capital gain would be computed. It is possible, for instance, where a Fund is the sole Underlying, that the net underlying long-term capital gain could equal the amount of long-term capital gain you would have recognized if on the issue date you had invested the face amount of the securities sold, exchanged or retired in shares of the Fund and sold those shares for their fair market value on the date your securities are sold, exchanged, or retired. Generally, unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the term you held the securities in question, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.

Alternative U.S. federal income tax characterizations of the securities might also require you to include amounts in income during the term of the securities and/or might treat all or a portion of the gain or loss on the sale or settlement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, in the case of any index that constitutes an Underlying or a component underlying a Basket, it is possible that any reconstitution, rebalancing, recomposition of the index, change in methodology of calculating the index or any substitution of a successor index could be treated as a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

Other treatments also are possible that could materially and adversely affect the timing and/or character of income on the securities. In December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a non-U.S. holder. You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Under current law any gain from the sale, exchange or retirement of the securities should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements; and (ii) any income from the securities is not effectively connected with your conduct of a trade or business in the United States.

As described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Securities,” in December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Underlying or Basket, the components underlying the Underlying or Basket, or securities whose value is derived from the Underlying or Basket, or their underlying components. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Underlying or Basket, as well as the Initial Level, and therefore effectively establish a higher level that the Underlying or Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Underlying or Basket, the components underlying the Underlying or Basket, or securities whose value is derived from the Underlying or Basket, or their underlying components. Although we have no reason to believe that any of these activities will have a material impact on the level of the Underlying or Basket, or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE UNDERLYING OR BASKET

The Underlying or Basket to which payment on the securities will be linked will be described in the relevant underlying supplement or pricing supplement. The method of calculating payments on the securities in the event that the Underlying or Basket, or any of their components are discontinued, are described under “General Terms of the Securities —Discontinuation of an Index; Alteration of Method of Calculation” and “General Terms of the Securities — Discontinuation of a Fund and/or its Tracked Index; Alteration of Method of Calculation.”

UNDERWRITING

Under the terms and subject to the conditions contained in Distribution Agreements to be entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees, in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the FINRA regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.